Exhibit 99.1

Evergreen Energy Conference Call Information

Friday, March 27, 2009 at 11:00 a.m. Eastern Daylight Time

FOR IMMEDIATE RELEASE

DENVER, March 26, 2009— Evergreen Energy Inc. (NYSE Arca:EEE), a cleaner coal technology and environmental solutions company, will hold a conference call tomorrow, Friday, March 27, 2009 at 11:00 a.m. EDT to discuss recent progress in the company’s business initiatives and its upcoming series of presentations to investors in Washington, D.C., New York, Atlanta, Jacksonville, FL and Miami-Ft. Lauderdale. President and CEO Kevin R. Collins will host the call.

What:	Evergreen Energy Inc. conference call

When:	Friday, March 27, 2009 at 11:00 a.m. Eastern Daylight Time (9:00 a.m. MDT, 8:00 a.m. PDT)

Phone:	866-713-8567– Participant pass code is 20723761. International callers should dial 617-597-5326.

Webcast Link:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=80446&eventID=2145716

Replay:
A replay of the conference call will be available starting March 27th at 2:00 p.m. Eastern Daylight Time and will run through April 3rd. It will be available at 888-286-8010 or, for international callers, 617-801-6888. The replay pass code is 22829635.

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Contacts:
Analyst and Investors:	Media and Public Affairs
Jimmac Lofton	Paul Jacobson
VP Corporate Development	VP Corporate Communications
303-293-2992	303-293-2992
jlofton@evgenergy.com	pjacobson@evgenergy.com